As filed with the Securities and Exchange Commission on July 30, 2015.
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	73-1559348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)

SOLARWINDS, INC. 2015 PERFORMANCE INCENTIVE PLAN
(Full title of the Plan(s))

Kevin B. Thompson
SolarWinds, Inc.
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Name and address of agent for service)
(512) 682-9300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share under the 2015 Performance Incentive Plan	5,701,475	$36.83 (2)	$209,985,324	24,401 (3)

(1)
This Registration Statement shall also cover options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares of Common Stock, options and rights which may be offered or issued under the SolarWinds, Inc. 2015 Performance Incentive Plan (the “2015 Plan”) as a result of one or more adjustments under the 2015 Plan to prevent dilution resulting from one or more stock dividends, stock splits, recapitalizations or other similar transactions.

(2)
Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the price of $36.83, which represents the average of the high and low sales prices of the Registrant’s Common Stock reported on the New York Stock Exchange on July 24, 2015.

(3)
Pursuant to Rule 457(p) under the Securities Act, the amount of the full registration fee of $24,401 is being carried forward from the amount of the registration fees previously paid at the time of the filing of the following registration statements (collectively, the “Prior Registration Statements”): Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2011 (Commission File No. 333-172470), Registration Statement on Form S-8 filed with the Commission on February 27, 2012 (Commission File No. 333-179742) and Registration Statement on Form S-8 filed with the Commission on February 19, 2013 (Commission File No. 333-186750). This full amount of $24,401 is being applied to the registration fee payable in connection with the filing of this Registration Statement. Accordingly, no additional registration fee is being paid by the Registrant in connection with the filing of this Registration Statement.

The Exhibit Index for this Registration Statement is at page 7

Explanatory Statement
On May 14, 2015, the stockholders of SolarWinds, Inc., a Delaware corporation (the “Registrant”) approved the SolarWinds, Inc. 2015 Performance Incentive Plan (the “2015 Plan”), which replaces the SolarWinds, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). The 2015 Plan provides that the number of shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that may be delivered pursuant to awards granted under the 2015 Plan is equal to 5,500,000 shares of Common Stock plus any shares of Common Stock subject to stock options granted under the 2008 Plan and outstanding on December 31, 2014 that expire or for any reason are cancelled or terminated without being exercised after December 31, 2014, and any shares subject to restricted stock and restricted stock unit awards granted under the 2008 Plan that were outstanding and unvested on December 31, 2014 that are forfeited, terminated, cancelled or otherwise reacquired by the Registrant without having become vested.
This Registration Statement relates to 5,701,475 shares of Common Stock (the “Shares”), consisting of (i) 5,500,000 shares of Common Stock authorized as the initial available pool under the 2015 Plan plus (ii) 201,475 shares that were subject to outstanding awards under the Registrant’s 2008 Plan as of December 31, 2014, but which have subsequently expired or been cancelled, forfeited or otherwise terminated without delivery of shares, and may now be issued under the 2015 Plan in accordance with its terms.

PART I
Information Required in the Section 10(a) Prospectus
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
SolarWinds, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on February 23, 2015 (Commission File No. 001-34358);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the Commission on May 5, 2015 (Commission File No. 001-34358);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Commission on July 30, 2015 (Commission File No. 001-34358);

(d)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 6, 2015, May 20, 2015 and July 27, 2015 (Commission File No. 001-34358);

(e)
The Registrant’s Registration Statement No. 001-34358 on Form 8-A filed with the Commission on May 14, 2009 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock; and

(f)
all reports and other documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement (other than information in a report on Form 8-K that is “furnished” and not “filed” pursuant to Form 8-K, and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers

The Registrant’s Amended and Restated Certificate of Incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers.

The Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware. Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its current directors and executive officers, in addition to the indemnification provided for in its Amended and Restated Certificate of Incorporation and Bylaws.

The Registrant has purchased and intends to maintain insurance on behalf of each any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits
See the attached Exhibit Index at page 7, which is incorporated herein by reference.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 30, 2015.

SOLARWINDS, INC.

By:	/s/ Jason Ream
Jason Ream
Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of SolarWinds, Inc., a Delaware corporation, do hereby constitute and appoint Kevin B. Thompson and Jason Ream, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Kevin B. Thompson	President, Chief Executive Officer and Director	July 30, 2015
Kevin B. Thompson	(Principal Executive Officer)

/s/ Jason Ream	Executive Vice President and Chief Financial Officer	July 30, 2015
Jason Ream	(Principal Financial Officer)

/s/ J. Barton Kalsu	Executive Vice President and Chief Accounting Officer	July 30, 2015
J. Barton Kalsu	(Principal Accounting Officer)

/s/ Steven M. Cakebread	Director	July 30, 2015
Steven M. Cakebread

/s/ Paul Cormier	Director	July 30, 2015
Paul Cormier

/s/ Ellen F. Siminoff	Director	July 30, 2015
Ellen F. Siminoff

/s/ Roger J. Sippl	Director	July 30, 2015
Roger J. Sippl

/s/ Lloyd G. Waterhouse	Director	July 30, 2015
Lloyd G. Waterhouse

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1(1)	Specimen Common Stock of the Registrant.

4.2(2)	SolarWinds, Inc. 2015 Performance Incentive Plan

5.1	Opinion of O’Melveny & Myers LLP as to legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-149851) filed on July 18, 2008 and declared effective on May 19, 2009.

(2)	Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (SEC File No. 001-34358) filed May 20, 2015.